Exhibit 99.1

NEWS RELEASE

Investor/Media Contact:

Stacy Roughan

NuVasive, Inc.

1-858-909-1812

sroughan@nuvasive.com

NUVASIVE REPORTS FOURTH QUARTER AND FULL YEAR 2014 FINANCIAL RESULTS

Company Provides 2015 Financial Performance Guidance Reflective of

Updated Non-GAAP Definition

Fourth Quarter 2014 Highlights:

•	Revenue increased 7.1% to $204.3 million;

•	Non-GAAP operating profit margin of 20.3%; GAAP operating profit margin of 12.0%;

•	Non-GAAP net income of $20.0 million, or $0.39 per share; GAAP net income of $7.5 million, or $0.15 per share; and

•	Free cash flow of $6.3 million

Full Year 2014 Highlights:

•	Revenue increased 11.3% to $762.4 million;

•	Non-GAAP operating profit margin of 16.7%; GAAP operating profit margin of 2.4%;

•	Non-GAAP net income of $57.5 million, or $1.16 per share; GAAP net loss of ($16.7) million, or $(0.36) per share; and

•	Free cash flow of $57.4 million

SAN DIEGO, February 24, 2015 - NuVasive, Inc. (Nasdaq: NUVA) (“NuVasive” or the “Company”), a medical device company focused on developing minimally disruptive surgical products and procedures for the spine, today announced financial results for the quarter ended December 31, 2014.

“We are pleased to report strong results for 2014 that include double-digit revenue growth and operating margin expansion well above our target. These results clearly demonstrate our ability to execute against our global market share-taking strategy and deliver on our commitment to increase operating efficiencies across the business. Additionally, in 2014, we generated strong free cash flow approaching $60 million and ended the year with more than $400 million in cash, which greatly adds to our financial flexibility,” said Alex Lukianov, Chairman and Chief Executive Officer of NuVasive. “We have the right strategy in place with an exceptionally strong portfolio and innovation pipeline, which positions NuVasive well as we look to drive continued strong momentum in our business and enhance shareholder value throughout 2015 and beyond.”

A full reconciliation of non-GAAP to GAAP measures can be found in the tables of this news release.

Fourth Quarter and Full Year 2014 Results

NuVasive reported fourth quarter 2014 total revenue of $204.3 million, a 7.1% increase compared to $190.8 million for the fourth quarter 2013. Full year 2014 total revenue was $762.4 million, an increase of 11.3%, compared to the $685.2 million reported for the full year 2013. On a constant currency basis, full year 2014 total revenue increased 11.6% compared to the full year 2013.

GAAP gross profit for the fourth quarter 2014 was $157.8 million and gross margin was 77.2% compared to a gross profit of $141.5 million and a gross margin of 74.1% for the fourth quarter 2013. GAAP gross profit for the full year 2014 was $580.1 million and gross margin was 76.1% compared to a gross profit of $504.7 million and a gross margin of 73.7% for the full year 2013.

Total GAAP operating expenses for the fourth quarter 2014 were $133.3 million compared to $126.4 million in the fourth quarter 2013. Total GAAP operating expenses for the full year 2014 were $561.9 million compared to $471.6 million for the full year 2013.

The Company reported a GAAP net income of $7.5 million, or $0.15 per share, for the fourth quarter 2014 compared to a GAAP net income of $6.0 million, or $0.13 per share, for the fourth quarter 2013. The Company reported a GAAP net loss of $(16.7) million, or $(0.36) per share for the full year 2014 compared to a GAAP net income of $7.9 million, or $0.17 per share, for the full year 2013.

On a non-GAAP basis, the Company reported net income of $20.0 million, or $0.39 per share, for the fourth quarter 2014 compared to net income of $17.8 million, or $0.37 per share, for the fourth quarter 2013. The Non-GAAP earnings per share calculations for the fourth quarter 2014 exclude the following amounts pre-tax: (i) non-cash stock-based compensation of $8.9 million; (ii) certain intellectual property litigation expenses of $2.7 million; (iii) amortization of intangible assets of $3.0 million; (iv) leasehold related charges of $1.5 million; (v) one-time and acquisition related items of $0.9 million; and (vi) non-cash interest expense on convertible notes of $3.8 million.

On a non-GAAP basis, the Company reported net income of $57.5 million, or $1.16 per share, for the full year 2014 compared to net income of $57.4 million, or $1.23 per share, for the full year 2013. The Non-GAAP earnings per share calculations for the full year 2014 exclude the following amounts pre-tax: (i) non-cash stock-based compensation of $33.7 million; (ii) litigation liability expense of $30.0 million; (iii) certain intellectual property litigation expenses of $6.5 million; (iv) amortization of intangible assets of $13.6 million; (v) intangible asset impairment charge of $10.7 million; (vi) leasehold related charges of $10.7 million; (vii) one-time and acquisition related items of $3.8 million; and (viii) non-cash interest expense on convertible notes of $14.7 million.

Cash, cash equivalents and short and long-term marketable securities were approximately $405.8 million at December 31, 2014. The Company generated $19.1 million in cash flows from operations and invested $12.7 million in capital expenditures, yielding $6.3 million for the fourth quarter 2014 in free cash flow, defined as operating cash flow less capital expenditures. The Company generated $115.5 million in cash flows from operations and invested $58.2 million in capital expenditures, yielding $57.4 million for the full year 2014 in free cash flow, defined as operating cash flow less capital expenditures.

Updated Non-GAAP Definition

The Company announced in a separate news release today that it would be implementing an updated non-GAAP definition beginning in the first quarter 2015. Under the updated definition, NuVasive is redefining its non-GAAP cost of goods sold, gross margin, operating expenses, operating margin and earnings per share financial measures to include the impact of non-cash stock-based compensation and certain intellectual property related litigation expenses, both of which had previously been excluded in the Company’s calculation of these non-GAAP financial measures.

The updated non-GAAP definition will not impact reported revenue results. However, the updated non-GAAP definition will impact NuVasive’s go-forward non-GAAP operating results, presenting an updated basis from which the Company will execute its strategy to deliver annual operating improvements as it continues to increase scale and profitability. To ensure that operating results can be evaluated on a comparable basis, historic non-GAAP reported operating results have been adjusted to match this updated go-forward definition. The news release detailing this change, along with supplemental financial information, can be found on the Investor Relations page of the Company’s website at www.nuvasive.com.

Annual Guidance for 2015

The Company provided the following projections for its full year 2015 guidance, which is based on its updated non-GAAP definition in the first quarter 2015. The 2014 results listed below are also adjusted to reflect the updated non-GAAP definition and, therefore, the non-GAAP earnings per share and operating margin results do not match those stated earlier in the news release under the section entitled “Fourth Quarter and Full Year 2014 Results.”

•	Revenue of approximately $810.0 million, which includes an approximate $10.0 million of currency headwinds, or 6.0% growth compared to 2014 revenue of $762.4 million; on a constant currency basis revenue is expected to grow 7.5%;

•	GAAP earnings per share of approximately $0.67 compared to 2014 GAAP loss per share of ($0.36);

•	Non-GAAP earnings per share of approximately $1.10, an increase of approximately 64.0% compared to non-GAAP earnings of $0.67 for 2014;

•	Non-GAAP operating margin of approximately 14.4%, an increase of approximately 300 basis points compared to 11.4% for 2014; this is an increase of 50 basis points from previous expectations of an approximate 250 basis point improvement expected in 2015;

•	Non-GAAP EBITDA margin of approximately 24.6%, an increase of approximately 270 basis points compared to 21.9% for 2014;

•	GAAP effective tax expense rate of approximately 49%; and

•	Non-GAAP effective tax expense rate of approximately 46%.

Supplementary Financial Information

For additional financial detail, please visit the Investor Relations section of the Company’s website at www.nuvasive.com to access Supplementary Financial Information.

Reconciliation of Full Year EPS Guidance

	2014 Actuals [1]	2015 Guidance [2]
GAAP earnings (loss) per share	$(0.36)	$0.67
Impact of change from basic to diluted share count	0.02	—
Impact of treasury method on convertible notes [5]	—	0.02

Adjusted GAAP earnings (loss) per share, adjusted to diluted share count	$(0.34)	$0.69
Litigation liability expense	0.36	—
Amortization of intangible assets	0.16	0.14
Non-cash interest expense on convertible notes	0.18	0.19
Intangible asset impairment	0.13	—
Leasehold related charges	0.13	0.03
One-time and acquisition related items [3]	0.05	0.05

Updated non-GAAP earnings per share [4]	$0.67	$1.10

GAAP Weighted shares outstanding - basic	46,715	48,593

GAAP Weighted shares outstanding - diluted	46,715	52,607

Non-GAAP Weighted shares outstanding - diluted [5]	49,676	51,431

[1]	Effective tax expense rate of ~56% applied to GAAP earnings and ~40% applied to Non-GAAP adjustments
[2]	Effective tax expense rate of ~49% applied to GAAP earnings and ~40% applied to Non-GAAP adjustments
[3]	Acquisition related items include expenses associated with M&A related activity and as incurred
[4]	Includes non-cash stock based compensation and certain intellectual property litigation expenses
[5]	Excludes the impact of share dilution of the convertible bond for which the Company has a hedge in place but is considered anti-dilutive under US GAAP in weighted average shares outstanding

Reconciliation of Updated non-GAAP Operating Margin %

(in thousands, except %)	2014 Actuals	2015 Guidance
Updated non-GAAP Gross Margin % [A]	76.1%	77.6%
GAAP Gross Margin [D]	76.1%	77.6%
Updated non-GAAP Sales, Marketing & Administrative Expense [B]	59.9%	58.2%
Leasehold related charges	1.4%	0.4%
One-time and acquisition related items [1]	0.5%	0.5%

GAAP Sales, Marketing & Administrative Expense [E]	61.8%	59.1%
Updated non-GAAP Research & Development Expense [C]	4.8%	5.0%
GAAP Research & Development Expense [F]	4.8%	5.0%
Litigation liability expense [G]	3.9%	—
Intangible asset impairment [H]	1.4%	—
Amortization of intangible assets [I]	1.8%	1.5%

Updated non-GAAP Operating Margin % [A-B-C] [2]	11.4%	14.4%

GAAP Operating Margin % [D-E-F-G-H-I]	2.4%	12.0%

[1]	Acquisition related items include expenses associated with M&A related activity and as incurred
[2]	Includes non-cash stock based compensation and certain intellectual property litigation expenses

Reconciliation of EBITDA %

(in thousands, except %)	2014 Actuals	2015 Guidance
Net Income / (Loss)	-2.2%	4.4%
Interest (income) / expense, net	3.5%	3.5%
Provision for income taxes	0.8%	4.1%
Depreciation and amortization	8.1%	7.5%

EBITDA	10.3%	19.5%
Non-cash stock based compensation	4.4%	4.2%
Leasehold related charges	1.4%	0.4%
Litigation liability expense	3.9%	—
Intangible asset impairment	1.4%	—
One-time and acquisition related items [1]	0.5%	0.5%

Adjusted EBITDA	21.9%	24.6%

[1]	Acquisition related items include expenses associated with M&A related activity and as incurred

Reconciliation of Non-GAAP Information

Management uses certain non-GAAP financial measures such as non-GAAP earnings per share, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating margin, which, through December 31, 2014 results, exclude non-cash stock-based compensation, certain intellectual property litigation expenses, amortization of intangible assets, leasehold related charges, certain acquisition related items, non-cash interest expense on convertible notes, a litigation liability expense, an out-of-period royalty expense charge, and an intangible asset impairment charge. Beginning on January 1, 2015, management has updated the above definition of non-GAAP to include the impact of non-cash stock-based compensation as well as certain intellectual property expenses. Both measures are discussed in this earnings release, with the definition of the Company’s non-GAAP financial measures through the end of 2014 referred to as “non-GAAP” while the 2015 and beyond definition is referred to as “updated non-GAAP.”

The Company also uses measures such as free cash flow, which represents cash flow from operations less cash used in the acquisition and disposition of capital. Additionally, the Company uses an adjusted EBITDA measure which represents earnings before interest, taxes, depreciation and amortization and excludes the impact of stock-based compensation, a leasehold related charge, acquisition related items and an intangible asset impairment charge. Management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to further and more consistently analyze the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

Reconciliation of Fourth Quarter 2014 Results

(in thousands, except per share data)	Pre-Tax Adjustments	Net of Tax	Earnings Per Share
GAAP net income		$7,473	$0.16
Impact of change from basic to diluted share count			(0.01)

GAAP net income, adjusted to diluted share count		$7,473	$0.15
Non-cash stock-based compensation	$8,907	5,344	0.10
Certain intellectual property litigation expenses	2,728	1,637	0.03
Amortization of intangible assets	3,030	1,818	0.04
Leasehold related charges	1,512	907	0.02
One-time and acquisition related items	879	527	0.01
Non-cash interest expense on convertible notes	3,773	2,264	0.04

Non-GAAP earnings		$19,970	$0.39

Adjustments from non-GAAP earnings to updated non-GAAP earnings
Adjustment: Non-cash stock-based compensation	$(8,907)	$(5,344)	$(0.10)
Adjustment: Certain intellectual property litigation expenses	(2,728)	(1,637)	(0.03)

Updated non-GAAP earnings		$12,989	$0.26

Weighted shares outstanding - diluted			50,621

Reconciliation of Year To Date 2014 Results

(in thousands, except per share data)	Pre-Tax Adjustments	Net of Tax	Earnings Per Share
GAAP net loss		$(16,720)	$(0.36)
Impact of change from basic to diluted share count			0.02

GAAP net loss, adjusted to diluted share count		$(16,720)	$(0.34)
Non-cash stock-based compensation	$33,687	20,212	0.41
Certain intellectual property litigation expenses	6,498	3,899	0.08
Amortization of intangible assets	13,571	8,143	0.16
Intangible asset impairment charge	10,708	6,425	0.13
Leasehold related charges	10,676	6,406	0.13
One-time and acquisition related items	3,845	2,307	0.05
Non-cash interest expense on convertible notes	14,687	8,812	0.18
Litigation liability expense	30,000	18,000	0.36

Non-GAAP earnings		$57,483	$1.16

Adjustments from non-GAAP earnings to updated non-GAAP earnings
Adjustment: Non-cash stock-based compensation	$(33,687)	$(20,212)	$(0.41)
Adjustment: Certain intellectual property litigation expenses	(6,498)	(3,899)	(0.08)

Updated non-GAAP earnings		$33,372	$0.67

GAAP weighted shares outstanding - basic and diluted			46,715

Non-GAAP weighted shares outstanding - diluted			49,676

Investor Conference Call

The Company will hold a conference call today at 5:30 p.m. ET (2:30 p.m. PT). The dial-in numbers are 1-877-407-9039 for domestic callers and 1-201-689-8470 for international callers. A live webcast of the conference call will be available online from the Investor Relations page of the Company’s website at www.nuvasive.com.

After the live webcast, the call will remain available on NuVasive’s website, www.nuvasive.com, through March 24, 2015. In addition, a telephone replay of the call will be available until March 10, 2015. The replay dial-in numbers are 1-877-870-5176 for domestic callers and 1-858-384-5517 for international callers. Please use pin number: 13598479.

About NuVasive

NuVasive is an innovative global medical device company that is changing spine surgery with minimally disruptive surgical products and procedurally-integrated solutions for the spine. The Company is the third largest player in the $9.0 billion global spine market. NuVasive offers a comprehensive spine portfolio of more than 90 unique products developed to improve spine surgery and patient outcomes.

The Company’s principal procedural solution is its Maximum Access Surgery, or MAS®, platform for lateral spine fusion. MAS was designed to provide safe, reproducible, and clinically proven outcomes, and is a highly differentiated solution with fully integrated neuromonitoring, customizable exposure, and a broad offering of application-specific implants and fixation devices designed to address a variety of pathologies.

NuVasive cautions you that statements included in this news release or made on the investor conference call referenced herein that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. In addition, this news release contains selected financial results from the fourth quarter and full year 2014, as well as financial projections for 2015. The Company’s projections for 2015 represent its initial estimates, and are subject to the risk of being inaccurate because of the preliminary nature of the forecasts, the risk of further adjustment, or unanticipated difficulty in selling products or generating expected profitability. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the risk that NuVasive’s revenue or earnings projections may turn out to be inaccurate because of the preliminary nature of the forecasts; the risk of further adjustment to financial results or future financial expectations; unanticipated difficulty in selling products, generating revenue or producing expected profitability; and those other risks and uncertainties more fully described in NuVasive’s news releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

NuVasive, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended
	December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)
Revenue	$204,324	$190,815	$762,415	$685,173
Cost of goods sold (excl. amortization and impairment of intangible assets)	46,509	49,353	182,358	180,484

Gross profit	157,815	141,462	580,057	504,689
Gross profit %	77.2%	74.1%	76.1%	73.7%
Operating expenses:
Sales, marketing and administrative	120,828	113,821	469,648	420,064
Research and development	9,396	7,555	37,986	32,209
Amortization of intangible assets	3,030	5,063	13,571	19,326
Impairment of intangible assets	—	—	10,708	—
Litigation liability	—	—	30,000	—

Total operating expenses	133,254	126,439	561,913	471,599
Operating margin	24,561	15,023	18,144	33,090
Operating margin %	12.0%	7.9%	2.4%	4.8%

Interest and other expense, net:
Interest income	277	195	968	755
Interest expense	(7,102)	(6,782)	(27,911)	(27,178)
Other (expense) income, net	(93)	164	(2,411)	3,101

Total interest and other expense, net	(6,918)	(6,423)	(29,354)	(23,322)

Income (loss) before income taxes	17,643	8,600	(11,210)	9,768
Income tax expense	(10,351)	(2,763)	(6,286)	(2,783)

Consolidated net income (loss)	$7,292	$5,837	$(17,496)	$6,985

Net loss attributable to noncontrolling interests	$(181)	$(172)	$(776)	$(917)

Net Income (loss) attributable to NuVasive, Inc.	$7,473	$6,009	$(16,720)	$7,902

Net (loss) income per share attributable to NuVasive, Inc.:
Basic	$0.16	$0.13	$(0.36)	$0.18

Diluted	$0.15	$0.13	$(0.36)	$0.17

Weighted average shares outstanding:
Basic	47,249	44,820	46,715	44,461

Diluted	50,621	47,947	46,715	46,786

NuVasive, Inc.

Consolidated Balance Sheets

(in thousands, except par values and share amounts)

	December 31,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$142,387	$102,825
Short-term marketable securities	220,329	143,449
Accounts receivable, net of allowances of $5,844 and $3,481, respectively	118,959	104,774
Inventory, net	154,638	136,937
Deferred tax assets, current	47,912	37,076
Prepaid expenses and other current assets	21,646	10,947

Total current assets	705,871	536,008
Property and equipment, net	128,565	128,064
Long-term marketable securities	43,042	79,829
Intangible assets, net	96,555	93,986
Goodwill	154,443	154,944
Deferred tax assets, non-current	65,330	42,863
Restricted cash and investments	123,233	119,195
Other assets	26,420	24,679

Total assets	$1,343,459	$1,179,568

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$146,867	$86,057
Accrued payroll and related expenses	38,032	31,095
Current litigation liability	30,000	—

Total current liabilities	214,899	117,152
Senior Convertible Notes	360,746	346,060
Deferred tax liabilities, non-current	3,879	2,934
Litigation liability	93,700	93,700
Other long-term liabilities	21,877	14,844
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 120,000,000 shares authorized at December 31, 2014 and December 31, 2013, respectively, 47,691,744 and 44,943,422 issued and outstanding at December 31, 2014 and December 31, 2013, respectively	48	45
Additional paid-in capital	847,145	769,203
Accumulated other comprehensive income	(9,670)	(3,238)
Accumulated deficit	(186,938)	(170,218)
Treasury stock at cost; 233,369 shares and no shares at December 31, 2014 and 2013, respectively	(10,537)	—

Total NuVasive, Inc. stockholders’ equity	640,048	595,792
Noncontrolling interests	8,310	9,086

Total equity	648,358	604,878

Total liabilities and stockholders’ equity	$1,343,459	$1,179,568

NuVasive, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2014	2013
Operating activities:
Consolidated net (loss) income	$(17,496)	$6,985
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	65,837	63,106
Deferred income tax benefit	(23,231)	(11,341)
Amortization of non-cash interest	16,490	15,336
Stock-based compensation	33,687	33,240
Impairment of intangible assets and goodwill	10,708	—
Reserves on current assets	1,856	7,468
Other non-cash adjustments	13,191	7,116
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(18,465)	(17,384)
Inventory	(21,343)	(21,002)
Prepaid expenses and other current assets	(5,183)	(3,608)
Accounts payable and accrued liabilities	22,318	21,803
Litigation liability	30,000	(7,500)
Accrued payroll and related expenses	7,179	3,220

Net cash provided by operating activities	115,548	97,439
Investing activities:
Cash paid for acquisitions and investments	(500)	(14,818)
Proceeds from disposal of assets	241	—
Purchases of property and equipment	(58,424)	(47,597)
Purchases of marketable securities	(217,158)	(218,454)
Sales of marketable securities	174,816	216,299
Purchases of restricted investments	(3,800)	—

Net cash used in investing activities	(104,825)	(64,570)
Financing activities:
Principal payment of 2013 Senior Convertible Notes	—	(74,311)
Tax benefits related to stock-based compensation awards	11,896	13,569
Proceeds from the issuance of common stock	23,354	8,422
Payment of contingent consideration	(498)	—
Purchase of treasury stock	(3,782)
Other assets	(693)	(162)

Net cash provided by (used in) financing activities	30,277	(52,482)
Effect of exchange rate changes on cash	(1,438)	(861)

Increase (decrease) in cash and cash equivalents	39,562	(20,474)
Cash and cash equivalents at beginning of year	102,825	123,299

Cash and cash equivalents at end of year	$142,387	$102,825

Net cash provided by operating activities	$115,548	$97,439
Purchases of property and equipment	(58,424)	(47,597)
Proceeds from disposal of assets	241	—

Free cash flow	$57,365	$49,842